EXHIBIT 24

                                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Robert B. Terry and Terry M. Campbell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and revocation in his or her name, place and stead, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable Farmland Industries, Inc. (the "Company") to comply with the Securities Act of 1933 (the "Act") and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of Cumulative Redeemable Preferred Shares of the Company, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a director and/or officer of the Company) to Registration Statements, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to such Registration Statement, as well as any related registration statement (or amendments thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICTED.

     In witness whereof, the undersigned have subscribed this ______ day of _____, 19____.

                    Signature                             Title                               Date
           /s/  Albert J. Shivley                   Chairman of Board
             Albert J. Shivley                         and Director

             /s/  H. D. Cleberg                         President,
               H. D. Cleberg                     Chief Executive Officer
                                                       and Director
                                              (Principal Executive Officer)

             /s/  Otis H. Molz                    Vice Chairman of Board
                Otis H. Molz                           and Director

          /s/  Lyman L. Adams, Jr.                       Director
            Lyman L. Adams, Jr.

          /s/  Ronald J. Amundson                        Director
             Ronald J. Amundson

          /s/  Baxter Ankerstjerne                       Director
            Baxter Ankerstjerne

              /s/  Jody Bezner                           Director
                Jody Bezner

           /s/  Richard L. Detten                        Director
             Richard L. Detten

             /s/  Steven Erdman                          Director
               Steven Erdman

         /s/  Harry Fehrenbacher                        Director
             Harry Fehrenbacher

             /s/  Warren Gerdes                          Director
               Warren Gerdes

             /s/  Ben Griffith                           Director
                Ben Griffith

             /s/  Gail D. Hall                           Director
                Gail D. Hall

             /s/  Barry Jensen                           Director
                Barry Jensen

              /s/  Ron Jurgens                           Director
                Ron Jurgens

          /s/  William F. Kuhlman                        Director
             William F. Kuhlman

             /s/  Greg Pfenning                          Director
               Greg Pfenning

             /s/  Monte Romohr                           Director
                Monte Romohr

              /s/  Joe Royster                           Director
                Joe Royster

            /s/  E. Kent Stamper                         Director
              E. Kent Stamper

             /s/  Eli F. Vaughn                          Director
               Eli F. Vaughn

             /s/  Frank Wilson                           Director
                Frank Wilson